UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2023 (July 21, 2023)

Alnylam Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36407	77-0602661
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Kendall Street,
Henri A. Termeer Square
Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2023 (the “Effective Date”), Alnylam Pharmaceuticals, Inc. (the “Company”), entered into a Collaboration and License Agreement (the “Agreement”) with F. Hoffmann-La Roche Ltd. (“Roche Basel”) and Genentech, Inc. (“Genentech,” each of Roche Basel and Genentech, individually and collectively, “Roche”), pursuant to which the Company and Roche established a worldwide, strategic collaboration for the joint development of pharmaceutical products containing zilebesiran, the Company’s proprietary siRNA therapeutic targeting liver-expressed angiotensinogen or AGT01-RVR (“Licensed Products”). Under the Agreement, the Company granted to Roche (i) co-exclusive rights to develop and commercialize Licensed Products in the United States (the “Shared Territory”) and (ii) exclusive rights to develop and commercialize Licensed Products outside the United States (the “Roche Territory”).

Under the Agreement, Roche will make an upfront payment of $310 million to the Company. In addition, the Company will be eligible to receive up to $2.5 billion in contingent payments based on the achievement of specified development, regulatory and sales-based milestones.

The Company and Roche will conduct development of Licensed Products in the Shared Territory and Roche Territory in accordance with a global development plan. The Company will have primary responsibility for the day-to-day operational activities with respect to (i) those clinical trials included in the global development plan as of the Effective Date and (ii) development of Licensed Products for use in the treatment of hypertension. Subject to the foregoing, Roche will be responsible for any development activities conducted primarily to support regulatory approval of Licensed Products in the Roche Territory. Each party is required to use commercially reasonable efforts to carry out the tasks assigned to it under the global development plan.

The Company will be responsible for forty percent (40%) and Roche will be responsible for the remaining sixty percent (60%) of development costs incurred in the conduct of development activities that support regulatory approval of Licensed Products in both the Shared Territory and the Roche Territory. To the extent development activities are conducted primarily to support the regulatory approval of Licensed Products in the Shared Territory or Roche Territory, Roche will be solely responsible for all costs incurred primarily to support regulatory approval in the Roche Territory and the parties will share equally (50/50) all costs incurred primarily to support regulatory approval in the Shared Territory. Notwithstanding the foregoing, the Company will remain solely responsible for costs incurred in connection with the conduct of clinical trials for Licensed Products ongoing as of the Effective Date.

If development is successful and regulatory approval is granted by applicable regulatory authorities for a Licensed Product, the Company will hold marketing authorizations for such Licensed Product in the Shared Territory and Roche will hold marketing authorizations for such Licensed Product in the Roche Territory. Upon receipt of any such regulatory approval, as applicable, the parties must use commercially reasonable efforts to commercialize such Licensed Product in the Shared Territory and Roche must use commercially reasonable efforts to commercialize such Licensed Product in certain major market countries in the Roche Territory.

Roche will be solely responsible for costs incurred in connection with commercialization of Licensed Products in the Roche Territory and will pay the Company tiered, low double digit royalties based on net sales of Licensed Products on a Licensed Product-by-Licensed Product and country-by-country basis in the Roche Territory during the royalty term. The parties will share equally (50/50) profits and losses (including commercialization costs) of Licensed Products in the Shared Territory.

The Company will be responsible for supply of Licensed Products for clinical and commercial use in the Shared Territory. The parties must use commercially reasonable efforts to complete a technology transfer of the manufacturing process for zilebesiran prior to first commercial sale of zilebesiran. The Company will be responsible for supply of Licensed Products in the Roche Territory until completion of such technology transfer, and Roche will be responsible for supply of Licensed Products for clinical and commercial use in the Roche Territory following completion of such technology transfer.

Following the occurrence of certain specified events, Roche may terminate the Agreement in its entirety or on a region-by-region basis without cause, upon prior notice to the Company. The Company may terminate the Agreement if Roche or any of its affiliates or sublicensees challenges certain patents licensed to Roche under the Agreement and Roche fails to timely withdraw such challenge. Either party may terminate the Agreement upon the other party’s insolvency or material breach, subject to a cure period.

Upon termination of the Agreement, certain reversion rights with respect to the Licensed Products will be granted between the parties. The Agreement contains, among other provisions, customary representations and warranties, indemnification obligations and confidentiality and intellectual property provisions.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 7.01	Regulation FD Disclosure.

On July 24, 2023, the Company issued a press release announcing entry into the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set from by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit shall be deemed to be furnished, and not filed:

99.1	Press Release dated July 24, 2023 announcing entry into the Collaboration and License Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2023
ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer

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